UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 2, 2025

Date of Report (date of earliest event reported)

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(914) 461-1276

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Steel Connect, Inc. (the “Company”) on November 29, 2024, the Company’s Audit Committee approved a short-form merger transaction (the “Short-Form Merger”) between the Company and an indirect, wholly-owned subsidiary of Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Partners”), which, at the effective time of the Short-Form Merger (the “Effective Time”), owned greater than 90% of the outstanding common stock, par value $0.01 per share (the “Common Stock”) of the Company, which approval was made in accordance with the terms of the Stockholders’ Agreement, dated April 30, 2023 (as amended, the “Stockholders’ Agreement”) between Steel Partners, WebFinancial Holding Corporation, WHX CS LLC, WF Asset Corp., Steel Partners, LTD., Warren G. Lichtenstein and Jack L. Howard (collectively, the “SP Investors”) and the Company.

On January 2, 2025 (the “Closing Date”), in compliance with Section 267 of the Delaware General Corporation Law (the “DGCL”), Steel Excel Sub I, LLC (“Acquisition Co.”), an indirect, wholly-owned subsidiary of Steel Partners merged with and into the Company, with the Company surviving the Short-Form Merger and becoming an indirect, wholly owned subsidiary of Steel Partners.

CVR Agreement

On the Closing Date, Steel Partners entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC, as rights agent. Pursuant to the CVR Agreement, each share of Common Stock (other than Excluded Shares and Dissenting Shares (each as defined below)) shall receive one contingent value right to receive a portion of the Reith Net Litigation Proceeds (as defined in the CVR Agreement), if any, pursuant to the terms of the CVR Agreement (such right, a “Reith CVR”).

Pursuant to the CVR Agreement, which is consistent with the requirements of the Stockholders’ Agreement, (i) the SP Investors will not receive any portion of the Reith Net Litigation Proceeds with respect to any shares of Common Stock held by them as of May 1, 2023 (the “May 2023 Shares”) or issuable upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement) (the “Conversion Shares”) and (ii) the current directors and officers of the Company, including Messrs. Lichtenstein and Howard, have agreed to waive any right to receive any portion of the Reith Net Litigation Proceeds with respect to any shares of Common Stock they hold (the “O&D Shares,” and together with the May 2023 Shares and the Conversion Shares, the “Waived Shares”). Acquisition Co. was not entitled to receive any Reith CVRs in the Short-Form Merger. The SP Investors (other than Messrs. Lichtenstein and Howard) are entitled to receive their portion of the Reith Net Litigation Proceeds with respect to the 1,552,838 shares of Common Stock acquired by them after May 1, 2023 (the “After-Acquired Shares”). As a result, the surviving corporation will retain any Reith Net Litigation Proceeds with respect to the After-Acquired Shares and the remaining Reith Net Litigation Proceeds received will be distributed to the holders of Reith CVRs in accordance with the terms of the CVR Agreement.

Based on the terms of the Court-approved settlement, as previously disclosed in the Company’s Current Report on Form 8-K filed on December 16, 2024, and the maximum amount of Reith Litigation Expenses (as defined in the Stockholders’ Agreement) permitted under such settlement, and assuming the Court’s ruling is not appealed or otherwise overturned and that all conditions in the Stockholders’ Agreement for distribution of the Reith Net Litigation Proceeds are met, the Company estimates that Company stockholders that are entitled to receive a Reith CVR will receive approximately $1.15 per share of Common Stock held by them.

The Reith CVRs represent a contractual right only and are not transferable except in the limited circumstances specified in the CVR Agreement. The Reith CVRs are not evidenced by certificates or any other instruments and are not registered with the SEC. The Reith CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the Reith CVRs to any holder. In addition, the Reith CVRs do not represent any equity or ownership interest in Steel Partners, the Company or any of their affiliates. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated into this Item 2.01 by reference.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Common Stock owned by, Acquisition Co., the Company or any of the Company’s wholly owned subsidiaries (the “Excluded Shares”) and (B) shares of Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”), was cancelled and automatically converted into the right to receive (i) cash consideration equal to $11.45 per share of Common Stock (the “Per Share Cash Merger Consideration”) and (ii) one Reith CVR per share of Common Stock (together with the Per Share Cash Merger Consideration, the “Per Share Merger Consideration”).

In addition, prior to the Effective Time, all shares of Series C Preferred Stock and Series E Preferred Stock were converted into shares of Common Stock and held by Acquisition Co. As of the Effective Time, the Excluded Shares were cancelled and extinguished without any conversion thereof or consideration paid therefor.

At the Effective Time, each share of restricted stock (each a “Restricted Share”) issued by the Company pursuant to, or otherwise governed by, any Company equity plan, that was outstanding immediately prior to the Effective Time, became fully vested, subject to any applicable tax withholding on such acceleration, and, subject to the terms of the CVR Agreement, each holder received the Per Share Merger Consideration.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Short-Form Merger, the Company notified the NASDAQ Capital Market (“Nasdaq”) of its intent to remove the Common Stock from listing on Nasdaq and requested that Nasdaq (i) suspend trading of the Common Stock on Nasdaq prior to the opening of trading on January 3, 2025 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company intends to file a certification on Form 15 with the SEC suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Short-Form Merger, a change in control of the Company occurred as a result of the changes in the board of directors of the Company, as discussed below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Short-Form Merger (and not because of any disagreement with the Company), (i) each of the following directors of the Company resigned as a member of the board of directors of the Company as of the Effective Time: Warren G. Lichtenstein, Glen M. Kassan, Joseph Martin, Jeffrey J. Fenton, Jeffrey S. Wald and Renata Simril, and (ii) each of Ryan O’Herrin and Gary Tankard was appointed as a member of the board of directors of the Company as of the Effective Time. Neither Mr. O’Herrin nor Mr. Tankard have been appointed to a committee of the board of directors of the Company.

There are no arrangements or understandings between each of Messrs. O’Herrin and Tankard and any other persons with respect to their appointments as a director. Neither Messrs. O’Herrin or Tankard nor any immediate family member of Messrs. O’Herrin and Tankard has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K. Mr. O’Herrin currently serves as the Chief Financial Officer of the Company and Mr. Tankard currently serves as the Chief Accounting Officer of the Company. Neither Mr. O’Herrin nor Mr. Tankard will receive additional compensation for their services as a director of the Company.

Item 8.01.	Other Events.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Contingent Value Rights Agreement, by and among Steel Partners Holdings L.P. and Equiniti Trust Company, LLC, dated as of January 2, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025	Steel Connect, Inc.

By:	/s/ Ryan O’Herrin
Name:	Ryan O’Herrin
Title:	Chief Financial Officer